UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2014

NEXPOINT CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01074	38-3926499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On December 4, 2014, the sole stockholder of NexPoint Capital, Inc. (the “Company”) approved an amendment and restatement of the Company’s certificate of incorporation (as amended and restated, the “Amended and Restated Certificate of Incorporation”). The revisions reflected in the Amended and Restated Certificate of Incorporation, which became effective on December 10, 2014, were made as a result of comments issued by securities regulators from various states in connection with their “blue sky” review of the Company’s offering of its common stock. The board of directors of the Company approved the Amended and Restated Certificate of Incorporation and submitted it to the Company’s sole stockholder for consideration on December 4, 2014.

The following is a description of the amended provisions of the Amended and Restated Certificate of Incorporation:

•	The Company’s ability (i) to pay its investment adviser or its affiliates for the review and evaluation of potential investments and (ii) to reimburse its investment adviser and its affiliates for certain organization and offering expenses and for the costs of certain goods and services is no longer subject to the disapproval of the Company’s board of directors.

•	The Amended and Restated Certificate of Incorporation clarifies that, to the extent an appraisal is included in a prospectus used to offer securities of a Roll-Up Entity, such appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for such offering.

•	The Amended and Restated Certificate of Incorporation clarifies (i) that at least 82% of the gross proceeds of any offering will be committed to the purchase and development of assets acquired by the Company and other cash payments such as interest and tax and (ii) that fees and expenses paid by any party for services rendered to organize the Company and to acquire assets for the Company will not count towards achieving this 82% limit.

•	Certain provisions that were rendered automatically inapplicable by a listing of the Company common stock on a national securities exchange will now require a stockholder vote for the elimination of such provisions from the Amended and Restated Certificate of Incorporation.

•	Certain internal cross-references were updated or corrected.

•	The terms of office of the three classes of directors were revised for consistency.

The foregoing description of the amendments reflected in the Amended and Restated Certificate of Incorporation set forth in this Item 5.03 is a summary only and is qualified in all respects by the provisions of the Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Amended and Restated Bylaws

The board of directors of the Company approved amended and restated bylaws of the Company (as amended and restated, the “Amended and Restated Bylaws”) on December 4, 2014. The revisions reflected in the Amended and Restated Bylaws, which became effective on December 4, 2014, were made as a result of a comment issued by a securities regulator in connection with its “blue sky” review of the Company’s offering of its common stock and increased the minimum notice required to the Company’s stockholders of a meeting of the Company’s stockholders to 15 days.

The foregoing description of the amendments to the Bylaws set forth in this Item 5.03 is a summary only and is qualified in all respects by the provisions of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.07.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
3.1	Amended and Restated Certificate of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NexPoint Capital, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT CAPITAL, INC.

Date: December 10, 2014	By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Vice President and Chief Financial Officer